Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-09020, No. 333-79399, and No. 333-146868) pertaining to the BP Partnership Savings Plan of BP p.l.c of our report dated June 23, 2008, with respect to the financial statements and schedules of the BP Partnership Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

Chicago, Illinois
June 23, 2008	Ernst & Young LLP